FROM THE DESK OF Fred Hsu

To: Board of Directors
General Steel Holdings, Inc.

THAT I, Frederick V. Hsu, do hereby tender my resignation as director and all other offices and positions I hold in General Steel Holdings, Inc., effective immediately.

Fred Hsu

Name of Director

Dated: Feb 25, 2009